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                                    ANNEX A

                             THOMAS WEISEL PARTNERS

                                MERCHANT BANKING

October 3, 2000

Board of Directors
ZapMe! Corporation
3000 Executive Parkway
Suite 150
San Ramon, CA 94583

Ladies and Gentlemen:

     We understand that ZapMe! Corporation, a Delaware corporation (the "Company"), Gilat Networks Ltd., an Israeli corporation (the "Buyer") and the stockholders of the Company identified in the agreement described herein, have entered into a Tender Offer Agreement, a draft of which has been provided to us (the "Tender Offer Agreement"), pursuant to which the Buyer has agreed to make a cash tender offer for up to 51% (the "Maximum Number of Shares") of the Company's outstanding shares of common stock, $.0l par value per share, (the "Company Common Stock"), as calculated in the Tender Offer Agreement (the "Offer"). Pursuant to the Offer, as more fully described in the Tender Offer Agreement and as further described to us by management of the Company, we understand that the Buyer will offer to purchase each outstanding share of Company Common Stock (other than those shares belonging to certain members of the Company's management and certain other shareholders identified in the Tender Offer Agreement who, in the aggregate, hold at least 35% of the outstanding shares of Company Common Stock) up to the Maximum Number of Shares for $2.32 per share (the "Consideration"). The terms and conditions of the Offer are set forth in more detail in the Tender Offer Agreement.

     You have asked for our opinion as investment bankers as to whether the Consideration to be received by the shareholders of the Company (other than the Buyer, the Identified Stockholders (as defined in the Tender Offer Agreement) and their respective affiliates) pursuant to the Offer is fair to such shareholders from a financial point of view, as of the date hereof.

     In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to the Company and the Buyer, including the consolidated financial statements for recent years and interim periods to June 30, 2000 and certain other relevant financial and operating data relating to the Company and the Buyer made available to us from published sources; (ii) reviewed the financial terms and conditions of the Tender Offer Agreement; (iii) reviewed certain publicly available information concerning the trading of, and trading market for, the Company Common Stock;
(iv) compared the Company from a financial point of view with certain other companies which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations which we deemed to be comparable, in whole or in part, to the Offer; (vi) reviewed and discussed with representatives of the management of the Company certain information of a business and financial nature regarding the Company and the Buyer, furnished to us by the Company, including information regarding the business, financial condition and prospects of the Company and the Buyer; (vii) made inquiries regarding and discussed the Offer and the Tender Offer Agreement and other matters related thereto with the Company's counsel; and (viii) performed such other analyses and examinations as we have deemed appropriate.
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     In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial information for the Company provided to us by its management, upon its advice and with your consent we have assumed for purposes of our opinion that the information (including the information regarding the business, financial condition and prospects of the Company and the Buyer) provided to us by the Company verbally and in writing reflect the best available estimates and judgments of the Company's management at the time of preparation as to the future prospects of the Company and the Buyer and that they provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in the Company's or the Buyer's assets, financial condition or results of operations since the respective dates of their last financial statements made available to us. We have relied on advice of counsel and independent accountants to the Company as to all legal and financial reporting matters with respect to the Company, the Offer and the Tender Offer Agreement, including the legal status and financial reporting of litigation involving the Company. We have assumed that the Offer will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of the Company or the Buyer, nor have we been furnished with any such appraisals. You have informed us, and we have assumed, that the Offer will be recorded as a purchase under generally accepted accounting principals. We have also, at the Company's direction, relied upon the Company's representation to us that after the consummation of the Offer the Company Common Stock will continue to be traded on the NASDAQ National Market System. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

     We have further assumed with your consent that the Offer will be consummated in accordance with the terms described in the Tender Offer Agreement, without any further amendments thereto, and without waiver by the Company of any of the conditions to its obligations thereunder. We have also assumed that in the course of obtaining the necessary regulatory approvals for the Offer, no restrictions, including any divestiture requirements, will be imposed that could have a meaningful effect on the Offer.

     We have acted as financial advisor to the Company in connection with the Offer and will receive a fee for our services, including rendering this Opinion, a significant portion of which is contingent upon the consummation of the Offer. In the ordinary course of our business, we may actively trade the equity securities of the Company and the Buyer for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We have also acted as an underwriter in connection with offerings of securities of the Company and performed, and may in the future perform, various investment banking services for Company and the Buyer.

     Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Consideration to be received by the shareholders of the Company (other than the Buyer, the Identified Stockholders and their respective affiliates) pursuant to the Offer is fair to such shareholders from a financial point of view, as of the date hereof.

     This opinion is directed to the Board of Directors of the Company in its consideration of the Offer and is not a recommendation to any shareholder as to whether such shareholder should tender their share in the Offer. Further, this opinion addresses only the financial fairness of the Consideration to the shareholders and does not address the relative merits of the Offer and any alternatives to the Offer, the Company's underlying decision to proceed with or effect the Offer, or any other aspect of the Offer. We express no opinion as to the actual value of the Company Common Stock after consummation of the Offer or to the price at which the Company Common Stock will trade at any time including after the consummation of the Offer. This opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in any tender offer statement or prospectus filed with the Securities and Exchange Commission in connection with the Offer. In
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finishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

                                          Very truly yours,

                                          /s/  Thomas Weisel Partners LLC

                                          THOMAS WEISEL PARTNERS LLC